Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-97415 on Form S-8 of National Beverage Corp. of our report dated July 12, 2012 related to our audits of the consolidated financial statements and internal control over financial reporting which appears in this annual report on Form 10-K of National Beverage Corp. for the year ended April 28, 2012.

/s/ McGladrey LLP
West Palm Beach, Florida
July 12, 2012